Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated Date: June 24, 2010, with respect to the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 20-F for the year ended March 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006).

/s/ RAYMOND CHABOT GRANT THORNTON LLP
Raymond Chabot Grant Thornton LLP

Ottawa, Canada
Date: July 19, 2010